SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 28, 2014

YODLEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36639	33-0843318
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3600 Bridge Parkway, Suite 200

Redwood City, California 94065

(Address of principal executive offices)

(650) 980-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

Amendment to Lease Agreement

On October 28, 2014, Yodlee, Inc. (the “Company” or “Yodlee”) entered into a Fifth Amendment to Lease (the “Lease Amendment”) dated as of October 23, 2014 with Westport Office Park, LLC (the “Landlord”). The Lease Amendment amends the Lease (as amended, the “Lease”) with the Landlord dated August 31, 2001 for the premises at the Company’s headquarters located at 3600 Bridge Parkway, Redwood City, California.

The Amendment provides for the following:

•	the extension of the term of the Lease for an additional seven-year term through March 31, 2022;

•	payment by the Company of monthly base rent for the existing 36,487 square feet of lease space (the “Current Space”) of approximately $115,000 in 2015, subject to periodic adjustment to approximately $137,000 in 2022;

•	the expansion of the premises covered under the Lease by approximately 11,897 square feet of office space (the “Additional Space”), effective on the latest of (i) April 1, 2017, (ii) the date of substantial completion of the renovation of the Additional Space, or (iii) the date the Landlord delivers possession of the Additional Space to the Company. Company may elect to take the Additional Space on an earlier date if the improvements in the Additional Space are completed and the existing tenant of the Additional Space vacates;

•	payment by the Company of monthly base rent for the Additional Space of approximately $40,000 in April 2017 (or an amount ranging from approximately $37,000 to approximately $40,000 if the Additional Space is occupied by the Company prior to April 2017), subject to periodic adjustment to approximately $45,000 in 2022;

•	the expansion of the premises covered under the Lease by approximately 10,797 square feet of office space (the “Temporary Space”), effective on the latest of (i) April 1, 2015 or (ii) the date the Landlord delivers possession of the Temporary Space to the Company and terminating five days after the Company’s occupancy of the Additional Space. Company may elect to take the Temporary Space on an earlier date if the improvements in the Temporary Space are completed by delivering written notice to Landlord;

•	payment by the Company of monthly base rent for the Temporary Space of approximately $34,000 when the Additional Space is occupied by the Company, subject to periodic adjustment to approximately $35,000 in 2017; and

•	an option to extend the term of the Lease by five years through March 31, 2027. The rent for the extension will be the fair market value rent, which will be determined as set forth in the Lease.

The foregoing description of the material terms of the Lease Amendment is subject to, and qualified in its entirety by reference to, the Lease Amendment that is filed as Exhibit 10.18.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.18.1	Fifth Amendment to Lease Agreement between the Registrant and Westport Office Park, LLC dated as of October 23, 2014 and executed on October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YODLEE, INC.
Date: November 3, 2014
	By:	/s/ Michael Armsby
Michael Armsby
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.18.1	Fifth Amendment to Lease Agreement between the Registrant and Westport Office Park, LLC dated as of October 23, 2014 and executed on October 28, 2014.